VillageMD Acquires Summit Health-CityMD © 2022 Walgreens Boots Alliance, Inc. All rights reserved. Transaction Catapults U.S. Healthcare Segment to Scale and Profit November 7, 2022 Exhibit 99.22.7)

© 2022 Walgreens Boots Alliance, Inc. All rights reserved.

Industry-leading healthcare assets to reimagine care delivery Leading capabilities Integrated Healthcare offering Best-in-class value-based primary care Next generation of specialty pharmacy Outcomes-driven post-acute care Enabling population health >26M Lives under management across portfolio >12K Network of care delivery providers 50 states Reach across care delivery network © 2022 Walgreens Boots Alliance, Inc. All rights reserved. U.S. Healthcare segment Core retail pharmacy Cornerstone of Healthcare portfolio

© 2022 Walgreens Boots Alliance, Inc. All rights reserved. Enhances portfolio of leading assets across care continuum Doubles VillageMD sales and significantly expands addressable market Meaningful synergy opportunities across WBA’s U.S. Healthcare businesses Immediately EPS accretive and accelerates path to profitability for U.S. Healthcare Raising FY25 sales and adj. EBITDA goals for U.S. Healthcare with enhanced visibility Capital efficient investment retains WBA majority control WBA investing $3.5B to support VMD’s $8.9B acquisition of Summit Health-CityMD Transaction catapults U.S. Healthcare segment to scale and profit

Summit Health-CityMD is a leading independent provider in attractive markets

2,700+ providers offering holistic connected care and services

Primary Care
Summit Health

- ~750 total providers
- ~600,000 primary care patients
- ~1 in 6 patients require specialist care

Multi-Specialty Care
Summit Health

- ~1,200 total providers
- 45+ specialties within provider network covering nearly every medical specialty

Urgent/Acute Care
CityMD

- 150+ urgent care locations
- ~5M urgent care visits annually
- ~80% cost reduction vs. ER visit

Ancillary Services
Summit Health

- 4 ambulatory surgery centers
- Centralized lab and pathology services
- Advanced imaging/interventional radiology

Operating at scale in attractive NY/NJ market: CY22 sales of ~$2.9 billion

© 2022 Walgreens Boots Alliance, Inc. All rights reserved.

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Combination creates unified independent care delivery platform

VillageMD + Summit Health CityMD

- Complementary assets extend reach and advance holistic care delivery
- Value-based care expertise to accelerate Summit Health transition to risk
- Summit Health multi-specialty care capabilities expansion to VillageMD
- Multi-payor platform delivers high-quality affordable care for patients and plans
- Run-rate synergies of $150 million expected by calendar year 2027

4,100+ providers, including 2,150 PCPs	**680+ locations across 26 markets**	**~7M patients, including >125K full risk MA lives**	**CY23 sales \$6.6-\$7B with LSD adj. EBITDA margin**

© 2022 Walgreens Boots Alliance, Inc. All rights reserved.

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© 2022 Walgreens Boots Alliance, Inc. All rights reserved. WBA Investment Expected Closing Transaction VillageMD to acquire Summit Health-CityMD for $8.9B $7.0B equity value with $1.9B of net debt CY23E adjusted EBITDA: $470M (CY19-CY23E CAGR: 39%) Represents 19x projected CY23E adjusted EBITDA excluding synergies WBA investing $3.5B in capital: 50% equity and 50% debt Expectation to maintain investment grade rating WBA remains majority shareholder of VMD, with ownership of ~53% First quarter of calendar 2023 Transaction is immediately accretive to WBA WBA Impact Transaction slightly accretive to WBA adjusted EPS in FY23 Accretive by $0.07-$0.11 in FY24 and increasing thereafter

Raising U.S. Healthcare sales outlook to $14.5-16B in FY25 © 2022 Walgreens Boots Alliance, Inc. All rights reserved. $10.0 - $11.5B $6.5 - $7.3B $14.5 - $16.0B $1.8B U.S. Healthcare Segment Sales Outlook Note: FY23 goal assumes Summit Health transaction close in the first quarter of calendar 2023 $4.9 - $5.3B $7.0 - $8.0B $11.0 - $12.0B Prior Guidance:

U.S. Healthcare Segment Adj. EBITDA Outlook Positive U.S. Healthcare adj. EBITDA exiting FY23, with over $1B of EBITDA by FY25 © 2022 Walgreens Boots Alliance, Inc. All rights reserved. FY22 FY23 Goal FY24 Goal FY25 Goal % of Sales $(240) - $(220)M $125 - $225M $500 - $700M Prior Guidance: Note: FY23 goal assumes Summit Health transaction close in the first quarter of calendar 2023

Highly strategic transaction, generating strong financial returns © 2022 Walgreens Boots Alliance, Inc. All rights reserved. Enhanced scale in primary care, doubling VillageMD sales and creating one of the leading provider networks in the U.S., with density in attractive markets  Expanded addressable market with primary care, multi-specialty, and urgent care Significant synergy potential across U.S. Healthcare, reinforcing WBA’s strategic approach across the care continuum Immediately EPS accretive and accelerates profitability for U.S. Healthcare, exiting FY23 with positive adj. EBITDA Raised U.S. Healthcare FY25 sales goal to $14.5-16.0B and adj. EBITDA goal to ~$1.1B with enhanced visibility Structured for maximum impact and flexibility with majority ownership to advance WBA’s healthcare vision